EXHIBIT 99

Financial Statements of ML Systematic Momentum FuturesAccess LLC

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS:

Cash	$161,855	$36,548
Investment in Portfolio Funds (Cost $672,719,900 at 2009 and $614,639,346 at 2008)	733,337,988	701,122,301
Receivable from Portfolio Fund	—	22,935

TOTAL ASSETS	$733,499,843	$701,181,784

LIABILITIES AND MEMBERS’ CAPITAL:
LIABILITIES:
Sponsor fee payable	$1,111,381	$1,018,265
Redemptions payable	14,183,036	21,004,290
Ongoing offering costs payable	104,370	22,623
Other	256,912	438,518

Total liabilities	15,655,699	22,483,696

MEMBERS’ CAPITAL:
Members’ Interest (585,145,408 Units and 532,683,079 Units outstanding, unlimited Units authorized)	717,844,144	678,698,088
Total members’ capital	717,844,144	678,698,088

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$733,499,843	$701,181,784

NET ASSET VALUE PER UNIT (SEE NOTE 4)

See accompanying notes to financial statements.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS

(unaudited)

	For the three	For the three
	months ended	months ended
	March 31, 2009	March 31, 2008
TRADING PROFIT (LOSS):

Realized	$735	$59,031
Change in unrealized, net	(25,864,866)	13,582,888

Total trading profit (loss)	(25,864,131)	13,641,919

INVESTMENT INCOME:
Interest	7,442	2,404

EXPENSES:
Sponsor fee	3,263,123	680,290
Other	177,687	383,244
Total expenses	3,440,810	1,063,534

NET INVESTMENT INCOME (LOSS)	(3,433,368)	(1,061,130)

NET INCOME (LOSS)	$(29,297,499)	$12,580,789

NET INCOME (LOSS) PER UNIT:

Weighted average number of Units outstanding
Class A**	50,543,546	6,702,285
Class C*	354,696,908	79,722,721
Class D	32,607,973	17,128,976
Class I*	60,599,596	24,971,967
Class D1***	32,455,297	4,997,767
Class DA****	50,557,717	—

Net income (loss) per weighted average Unit
Class A**	$(0.0506)	$0.0812
Class C*	$(0.0538)	$0.0875
Class D	$(0.0458)	$0.1092
Class I*	$(0.0492)	$0.1076
Class D1***	$(0.0439)	$0.1014
Class DA****	$(0.0348)	$—

*Units issued June 1, 2007.

** Units issued on July 1, 2007.

*** Units issued on July 1, 2007 and Class D1 was previously known as Class D-SD.

**** Units issued on December 1, 2008.

See accompanying notes to financial statements.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

For the three months ended March 31, 2009 and 2008

(unaudited)

	Members’ Capital December 31, 2007	Subscriptions	Redemptions	Members’ Capital March 31, 2008	Members’ Capital December 31, 2008	Subscriptions	Redemptions	Members’ Capital March 31, 2009
Class A**	5,078,646	3,181,564	(2,445,767)	5,814,443	43,411,942	12,354,829	(1,744,770)	54,022,001
Class C*	69,888,701	30,278,614	(21,178,778)	78,988,537	317,357,227	66,096,950	(22,206,229)	361,247,948
Class D	16,803,705	975,814	—	17,779,519	34,878,314	—	(5,511,010)	29,367,304
Class I*	14,757,114	16,500,907	(1,559,302)	29,698,719	53,200,108	13,155,387	(5,352,553)	61,002,942
Class D1***	4,990,154	11,419	—	5,001,573	31,040,046	2,914,238	(1,582,722)	32,371,562
Class DA****	—	—	—	—	52,795,442	—	(5,661,791)	47,133,651

Total Members’ Units	111,518,320	50,948,318	(25,183,847)	137,282,791	532,683,079	94,521,404	(42,059,075)	585,145,408

*Units issued June 1, 2007.

** Units issued on July 1, 2007.

*** Units issued on July 1, 2007 and Class D1 was previously known as Class D-SD.

**** Units issued on December 1, 2008.

See accompanying notes to financial statements.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

STATEMENTS  OF CHANGES IN MEMBERS’ CAPITAL

For the three months ended March 31, 2009 and 2008

(unaudited)

	Members’ Capital December 31, 2007	Subscriptions	Redemptions	Net Income (Loss)	Members’ Capital March 31, 2008	Members’ Capital December 31, 2008	Subscriptions	Redemptions	Net Income (Loss)	Members’ Capital March 31, 2009

Class A**	$5,217,419	$3,522,310	$(2,750,049)	$544,267	$6,533,947	$54,529,667	$15,440,789	$(2,148,819)	$(2,555,650)	$65,265,987
Class C*	74,531,573	33,865,728	(23,457,663)	6,971,801	91,911,439	409,646,343	84,875,891	(28,065,108)	(19,083,152)	447,373,974
Class D	19,442,860	1,270,999	—	1,870,574	22,584,433	50,152,681	—	(7,900,412)	(1,494,918)	40,757,351
Class I*	15,867,209	18,233,580	(1,818,681)	2,687,322	34,969,430	70,208,485	17,289,573	(7,009,265)	(2,978,698)	77,510,095
Class D1***	5,165,016	11,999	—	506,825	5,683,840	39,876,273	3,722,356	(2,025,884)	(1,423,587)	40,149,158
Class DA****	—	—	—	—	—	54,284,639	—	(5,735,566)	(1,761,494)	46,787,579

Total Members’ Interest	$120,224,077	$56,904,616	$(28,026,393)	$12,580,789	$161,683,089	$678,698,088	$121,328,609	$(52,885,054)	$(29,297,499)	$717,844,144

*Units issued June 1, 2007.

** Units issued on July 1, 2007.

*** Units issued on July 1, 2007 and Class D1 was previously known as Class D-SD.

**** Units issued on December 1, 2008.

See accompanying notes to financial statements.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(a Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

(unaudited)

1.               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ML Systematic Momentum FuturesAccess LLC (the “Fund”) was organized under the Delaware Limited Liability Company Act on March 8, 2007 and commenced trading activities on April 2, 2007. The Fund issues new units of limited liability company interest (“Units”) at Net Asset Value per Unit as of the beginning of each calendar month.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the sponsor (“Sponsor”) and manager (“Manager”) of the Fund. MLAI is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. (“Merrill Lynch”).  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), a wholly-owned subsidiary of Merrill Lynch, is the Fund’s commodity broker. On September 15, 2008, Merrill Lynch & Co., Inc. (“Merrill Lynch” or the “Company”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 dated as of October 21, 2008, the “Merger Agreement”) with Bank of America Corporation (“Bank of America”). Pursuant to the Merger Agreement, on January 1, 2009, a wholly-owned subsidiary of Bank of America (“Merger Sub”) merged with and into Merrill Lynch, with Merrill Lynch continuing as the surviving corporation and a subsidiary of Bank of America (the “Merger”).

In the opinion of management, these interim financial statements contain all adjustments necessary to present fairly the financial position of the Fund as of March 31, 2009, and the results of its operations for the three months ended March 31, 2009 and 2008. However, the operating results for the interim period may not be indicative of the results for the full year.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted.  These financial statements should be read in conjunction with the financial statements and notes thereto included in the Fund’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2008.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Certain prior year items have been reclassified to conform to the current year presentation.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

2.               INVESTMENTS IN UNDERLYING FUNDS

The eight funds (each a “Portfolio Fund” and collectively “Portfolio Funds”) in which the Fund is invested as of March 31, 2009 are: ML Altis FuturesAccess LLC (“Altis”), ML Aspect FuturesAccess LLC (“Aspect”), ML Chesapeake FuturesAccess LLC (“Chesapeake”), ML Blue Trend FuturesAccess LLC (“Blue Trend”), ML GSA FuturesAccess LLC (“GSA”), ML John Locke FuturesAccess LLC (“John Locke”) ML Transtrend DTP Enhanced FuturesAccess LLC (“Transtrend”)  and ML Winton FuturesAccess LLC (“Winton”).  MLAI, in its discretion may, change the Portfolio Funds at any time. MLAI, also at its discretion may vary the percentage of the Fund’s total portfolio allocated to the different Portfolio Funds. There is no pre-established range for the minimum and maximum allocations that may be made to any given Portfolio Fund.

At March 31, 2009 Investments in Portfolio Funds at fair value are as follows:

	Percentage of Members’ Capital	Fair Value
Chesapeake	10.43%	74,845,294
Transtrend	16.26%	116,717,552
Altis	13.38%	96,052,871
Winton	16.57%	118,946,176
Aspect	10.20%	73,241,921
John Locke	14.69%	105,470,230
BlueTrend	7.30%	52,407,932
GSA	13.33%	95,656,012
	102.16%	$733,337,988

Total Investments in Portfolio Funds at Fair Value (Cost $672,719,900)

At December 31, 2008, Investments in Portfolio Funds at fair value are as follows:

	Percentage of Members’ Capital	Fair Value
Chesapeake	10.43%	70,779,579
Transtrend	16.47%	111,765,499
Altis	13.77%	93,483,991
Winton	16.36%	111,014,511
Aspect	10.45%	70,896,651
John Locke	15.40%	104,525,135
BlueTrend	7.22%	48,989,192
GSA	13.21%	89,667,743
	103.31%	$701,122,301

Total Investments in Portfolio Funds at Fair Value (Cost $614,639,346)

Financial Statements of ML Systematic Momentum FuturesAccess LLC

3.               FAIR VALUE OF INVESTMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Fund adopted FAS 157 as of January 1, 2008. The adoption of FAS 157 did not have a material impact on the Fund’s financial statements.

Fair value of an investment is the amount that would be received to sell the investment in an orderly transaction between market participants at measurement date (i.e. the exit price). Purchase and sale of investments is recorded on a trade date basis. Realized gains and losses on investments is recognized when the investments are sold. Any change in net unrealized gain or loss from the preceding period is reported on the Statement of Operations.

FAS 157 established a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following categories:

Level I — Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I are publicly traded investments.

Level II — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of generally accepted and understood models or other valuation methodologies. Investments which are generally included in this category are investments valued using market data.

Level III — Pricing inputs are unobservable including the Fund’s own assumptions in determining the fair value of investments.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Sponsor’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

Following is a description of the valuation methodologies used for investments, as well as the general classification of such investments pursuant to the valuation hierarchy.

Investments in other investment companies are valued using the net asset value reported by the investment company. These net asset values are the prices used to execute trades with these investment companies.  If appropriate, adjustments to the reported net asset value may be made based on various factors, including, but not limited to, the attributes of the interest held, including the rights and obligations, and any restrictions or illiquidity.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

Although there are monthly transactions in these investment company interests, the NAV’s are materially based on portfolios of Level I and Level II assets and liabilities for which the Fund has transparency.  As such, the Fund determined that its investments in these investment companies in this case, would be classified as Level II.

The following table summarizes the valuation of the Fund’s investment by the above FAS 157 fair value hierarchy levels as of December 31, 2008 and March 31, 2009:

	Total	Level I	Level II	Level III
Investment in Portfolio Funds

12/31/2008	$701,122,301	N/A	$701,122,301	N/A

03/31/2009	$733,337,988	N/A	$733,337,988	N/A

The Fund adopted Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“FAS 161”) as of January 1, 2009 which requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. FAS 161 only expands the disclosure requirements for derivative instruments and related hedging activities and has no impact on Statement of Financial Condition or Statement of Income and Expenses and Partners’ Capital. The Fund invests only in other Portfolio Funds, it does not have any direct investments in derivative instruments.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

4.               NET ASSET VALUE PER UNIT

For financial reporting purposes, in conformity with U.S. GAAP, the Fund amortizes over a twelve-month period the initial offering costs for purposes of determining Net Asset Value. Such costs initially were paid by MLAI.  For all other purposes, including computing Net Asset Value for purposes of member subscription and redemption activity, such costs are amortized over 60 months. Consequently, the Net Asset Value and Net Asset Value per Unit of the different Classes for financial reporting purposes and for all other purposes at March 31, 2009 and December 31, 2008 are as follows:

March 31, 2009

	Net Asset Value			Net Asset Value per Unit
	All Other Purposes	Financial Reporting	Number of Units	All Other Purposes	Financial Reporting
Class A	$65,268,089	$65,265,987	54,022,001	$1.2081	$1.2081
Class C	447,407,196	447,373,974	361,247,948	1.2385	1.2384
Class D	40,814,606	40,757,351	29,367,304	1.3898	1.3878
Class I	77,519,481	77,510,095	61,002,942	1.2708	1.2706
Class D1	40,151,563	40,149,158	32,371,562	1.2403	1.2403
Class DA	46,787,580	46,787,579	47,133,651	0.9927	0.9927
	$717,948,515	$717,844,144	585,145,408

December 31, 2008

	Net Asset Value			Net Asset Value per Unit
	All Other Purposes	Financial Reporting	Number of Units	All Other Purposes	Financial Reporting
Class A	$54,531,772	$54,529,667	43,411,942	$1.2561	$1.2561
Class C	409,679,565	409,646,343	317,357,227	1.2909	1.2908
Class D	50,209,935	50,152,681	34,878,314	1.4396	1.4379
Class I	70,217,871	70,208,485	53,200,108	1.3199	1.3197
Class D1	39,878,678	39,876,273	31,040,046	1.2848	1.2847
Class DA	54,284,639	54,284,639	52,795,442	1.0282	1.0282
	$678,802,460	$678,698,088	$532,683,079

Financial Statements of ML Systematic Momentum FuturesAccess LLC

5.               MARKET, CREDIT AND CONCENTRATION RISKS

The nature of this Fund has certain risks, which cannot be presented on the financial statements.  Additionally, the Fund invests in other commodity funds with similar market risk as mentioned below.  The following summarizes some of those risks.

Market Risk

Derivative instruments involve varying degrees of market risk.  Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in Net unrealized profit (loss) on such derivative instruments as reflected in the Statements of Financial Condition of the Portfolio Funds.  The Fund’s exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Portfolio Funds as well as the volatility and liquidity of the markets in which the derivative instruments are traded. Investments in foreign markets may also entail legal and political risks.

Credit Risk

The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange.  In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may also require margin in the over-the-counter markets.

The credit risk associated with these instruments from counterparty nonperformance is the Net unrealized profit, if any, included in the Statements of Financial Condition of the Portfolio Funds. The Portfolio Funds attempt to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

The Portfolio Funds, in their normal course of business, enter into various contracts, with Merrill Lynch Pierce, Fenner & Smith Inc., (“MLPF&S”) acting as their commodity broker.  Pursuant to the brokerage arrangement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in Equity in commodity futures trading accounts in the Statements of Financial Condition of the Portfolio Funds.

Concentration Risk

The Fund’s investments in the Portfolio Funds are subject to the market and credit risk of the Portfolio Funds. Because the majority of the Fund’s capital is invested in the Portfolio Funds, any changes in the market conditions that would adversely affect the Portfolio Funds could significantly impact the solvency of the Fund.

Financial Statements of ML Systematic Momentum FuturesAccess LLC

6.               RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting the accounting principles used in preparing financial statements of nongovernmental entities that are presented in conformity with U.S. GAAP. Currently, U.S. GAAP hierarchy is provided in the American Institute of Certified Public Accountants U.S. Auditing Standards (“AU”) Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles” (“AU Section 411”). FAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU Section 411. The Fund does not expect the adoption of FAS 162 to have an impact on its financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The FSP also contains enhanced disclosure requirements whereby fair value disclosures as well as certain disaggregated information will be disclosed beginning in the second quarter 2009.

7.              SUBSEQUENT EVENT

ML GSA FuturesAccess LLC as one of the Portfolio Funds in which the Fund, a FuturesAccess fund of funds, invests. As of April 30, 2009, approximately 13% of the capital of the Fund was allocated to GSA. However, the underlying manager of GSA has informed the Sponsor that it is discontinuing the strategy and will no longer act as the trading adviser for GSA. As a result, effective on or about May 31, 2009, GSA will be liquidated and Systematic Momentum will no longer invest in GSA. The Sponsor may reallocate the liquidation proceeds among other new or existing Portfolio Funds.